Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
OMNICARE, INC.
A Delaware Corporation

TABLE OF CONTENTS

Page

ARTICLE ONE:
OFFICES

1.1	Registered Office and Agent 1

1.2	Other Offices 1
ARTICLE TWO:
STOCKHOLDERS

2.1	Annual Meeting 1

2.2	Special Meeting 1

2.3	Place of Meetings 2

2.4	Notice 2

2.5	Voting List 2

2.6	Voting of Shares 2

2.7	Quorum 2

2.8	Required Vote; Withdrawal of Quorum 3

2.9	Method of Voting; Proxies 3

2.10	Record Date 3

2.11	Conduct of Meeting 4

2.12	Consent of Stockholders in Lieu of Meeting 4
ARTICLE THREE:
DIRECTORS

3.1	Management 5

3.2	Number; Election; Term; Qualification 5

3.3	Change in Number 5

3.4	Removal and Resignation 5

3.5	Vacancies 5

3.6	Place of Meetings 6

3.7	First Meeting 6

3.8	Regular Meetings 6

3.9	Special Meetings; Notice 6

3.10	Quorum; Majority Vote 6

3.11	Order of Business 7

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3.12	Presumption of Assent 7

3.13	Compensation 7

3.14	Action Without a Meeting 7
ARTICLE FOUR:
COMMITTEES

4.1	Designation 7

4.2	Number; Qualification; Term 7

4.3	Authority 8

4.4	Committee Changes 8

4.5	Regular Meetings 8

4.6	Special Meetings 8

4.7	Quorum; Majority Vote 8

4.8	Minutes 8

4.9	Compensation 8

4.10	Responsibility 8
ARTICLE FIVE:
GENERAL PROVISIONS RELATING TO MEETINGS

5.1	Notice 9

5.2	Waiver of Notice 9

5.3	Telephone and Similar Meetings 9
ARTICLE SIX:
OFFICERS

6.1	Number; Titles; Election; Term of Office 9

6.2	Removal and Resignation 9

6.3	Vacancies 10

6.4	Authority 10

6.5	Compensation 10

6.6	Chairman of the Board 10

6.7	President 10

6.8	Vice Presidents 10

6.9	Treasurer 10

6.10	Assistant Treasurers 11

6.11	Secretary 11

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6.12	Assistant Secretaries 11
ARTICLE SEVEN:
CERTIFICATES AND STOCKHOLDERS

7.1	Certificates for Shares 11

7.2	Consideration for Shares 12

7.3	Replacement of Lost or Destroyed Certificates 12

7.4	Transfer of Shares 12

7.5	Registered Stockholders 12

7.6	Regulations 12

7.7	Legends 12
ARTICLE EIGHT:
INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.1	Indemnification 13

8.2	Advances 13

8.3	Procedure 13

8.4	Other Rights 13

8.5	Insurance 13

8.6	Modification 14
ARTICLE NINE:
MISCELLANEOUS PROVISIONS

9.1	Dividends 14

9.2	Reserves 14

9.3	Books and Records 14

9.4	Fiscal Year 14

9.5	Seal 14

9.6	Securities of Other Corporations 14

9.7	Invalid Provisions 14

9.8	Attestation by the Secretary 15

9.9	Headings; Table of Contents 15

9.10	References 15

9.11	Amendments 15

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BY-LAWS
OF
OMNICARE, INC.
A Delaware Corporation
PREAMBLE
The by-laws of the Corporation (“By-laws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation of Omnicare, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these By-laws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.
ARTICLE ONE: OFFICES
1.1    Registered Office and Agent. The registered office and registered agent of the Corporation will be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.
1.2    Other Offices. The Corporation may also have offices elsewhere, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.
ARTICLE TWO: STOCKHOLDERS
2.1    Annual Meeting. An annual meeting of stockholders of the Corporation (the “Stockholders”) will be held each calendar year on the date and at the time and place as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. If the date chosen for the meeting is a legal holiday, then the meeting will be held on the following business day, at the time specified in the notice or waiver of notice of the meeting. At such meeting, the Stockholders will elect directors and transact such other business as may properly be brought before the meeting.
2.2    Special Meeting. A special meeting of the Stockholders may be called at any time by the chairman of the board of the Corporation (the “Chairman of the Board” or the “Chairman”), the president of the Corporation (the “President”), the Board of Directors, or the Stockholders of not less than ten percent of all shares entitled to vote at such meeting. The date, time and place of the special meeting are to be designated by the person(s) calling the meeting and must be stated in the notice of the special meeting or in a duly executed waiver of notice of such meeting. Only the business stated or indicated in the notice of the special meeting or in a duly executed waiver of notice of the meeting may be conducted at the special meeting.
2.3    Place of Meetings. Meetings of Stockholders will be held at the principal office of the Corporation unless another place, within or outside the state of Delaware, is designated for meetings in the manner provided in Sections 2.1 and 2.2.
2.4    Notice. Except as otherwise provided by law, written or printed notice stating the place, day and time of each meeting of the Stockholders and, in case of a special meeting, the purpose(s) for which the meeting is called, must be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the secretary of the Corporation (the “Secretary”) or the officer or person(s) calling the meeting, to each Stockholder of record entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the Corporation records.
2.5    Voting List. At least ten days before each meeting of Stockholders, the secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger must prepare a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each Stockholder and number of shares registered in the name of each Stockholder. For a period of ten days prior to such meeting, the list must be kept on file at a place within the city where the meeting is to be held, which place must be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not specified in the notice, at the place where the meeting is to be held. The voting list will be open to examination by any Stockholder during ordinary business hours. The list must also be produced at the meeting and kept there at all times during the meeting and may be inspected by any Stockholder present. The stock ledger is the only evidence as to who are the Stockholders entitled to examine the list.
2.6    Voting of Shares. Treasury shares, shares of the Corporation’s own capital stock belonging to it or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, are neither entitled to vote nor be counted for quorum purposes. Nothing in this section is to be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. All persons holding Corporation stock in a fiduciary capacity are entitled to vote the shares so held. Persons whose stock is pledged are entitled to vote, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.
2.7    Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, will constitute a quorum at any meeting of Stockholders, except as otherwise provided by law, the Certificate of Incorporation or these By-laws. If a quorum is not present, in person or by proxy, at any meeting of Stockholders, the Stockholders entitled to vote at the meeting and who are present, in person or by proxy, may adjourn the meeting. If no Stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting without notice other than announcement at the meeting (unless the Board of

Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present, in person or by proxy. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each Stockholder of record entitled to vote at the adjourned meeting.
2.8    Required Vote; Withdrawal of Quorum. Directors of the Corporation are to be elected at a Stockholders meeting at which a quorum is present, by a plurality of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy. In all other matters, except the election of directors and those otherwise provided by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting at which a quorum is present, and entitled to vote on the subject matter, will be the act of the Stockholders. The Stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.
2.9    Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share is entitled to one vote on each matter submitted to a vote at a Stockholders meeting. Elections of directors need not be by written ballot. At any Stockholders meeting, every Stockholder having the right to vote or to express consent or dissent to corporate action in writing without a meeting may do so either in person or by a proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact, or any other means permitted by law. No proxy will be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy will be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy will be revocable unless it expressly provides that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power or is otherwise made irrevocable by law.
2.10    Record Date.
(a)    Meetings of Stockholders. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date may not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    Action Without a Meeting. In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which date may not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office must be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors, and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    Dividends, Distributions, Other Actions. In order for the Corporation to determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date may not be more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose will be at the close of business on the day of which the Board of Directors adopts the resolution relating thereto.
2.11    Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President will preside at all meetings of Stockholders. The Secretary will keep the records of each meeting of Stockholders. In the absence or inability to act of any such officer, the officer’s duties must be performed by the officer given the authority to act for the absent or non-acting officer under these By-laws or by some person(s) appointed at the meeting.
2.12    Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, by law, the Certificate of Incorporation or these By-laws, at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent(s) in writing, setting forth the action taken, is signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, provided that (a) such consent is executed and delivered in a manner consistent with Delaware law and (b) prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent is given to those Stockholders who have not consented in writing.
ARTICLE THREE: DIRECTORS
3.1    Management. The business and affairs of the Corporation will be managed by and under the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation or these By-laws, the Board of Directors may exercise all the powers of the Corporation.
3.2    Number; Election; Term; Qualification. The number of directors which constitutes the entire Board of Directors may not be less than one. The first Board of Directors will consist of the number of directors named in the Certificate of Incorporation or, if no directors are so named, will consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu of the organizational meeting. Thereafter, within the limits above specified, the number of directors which constitutes the entire Board of Directors will be determined by resolution of the Board of Directors or by resolution of the Stockholders at the annual meeting or at a special meeting called for that purpose. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the directors will be elected at an annual meeting of Stockholders at which a quorum is present and in accordance with the provisions for election of directors set forth in Section 2.8, supra. Each director chosen in this manner will hold office until the first annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. No director need be a Stockholder of the Corporation or a Delaware resident. Acceptance of the office of director may be expressed orally or in writing. In the event that the Corporation only has one director, such director shall be the Chairman of the Board.
3.3    Change in Number. A decrease in the number of directors constituting the entire Board of Directors will not have the effect of shortening the term of any incumbent director.
3.4    Removal and Resignation. At any meeting of Stockholders or, whenever permitted by law and the Certificate of Incorporation, without a meeting by their written consents thereto, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors; provided, however, that if the Stockholders have the right to cumulate votes in the election of directors pursuant to the Certificate of Incorporation, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.
Any director may resign at any time. The resignations must be made in writing and will take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.

3.5    Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen will hold office until the first annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder(s) holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-laws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation(s) become effective, and each director so chosen will hold office as provided in these By-laws with respect to the filling of other vacancies.
3.6    Place of Meetings. The Board of Directors may hold its meetings and may have an office(s) in such place(s), within or outside the State of Delaware, as the Board of Directors may from time to time determine or as is specified in the notice of such meeting or duly executed waiver of notice of such meeting.
3.7    First Meeting. Each newly elected Board of Directors may hold its first organizational meeting, if a quorum is present, immediately after and at the same place as the annual meeting of Stockholders. Notice of such meeting is not necessary.
3.8    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as designated from time to time by resolution of the Board of Directors and communicated to all directors.
3.9    Special Meetings; Notice. Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, the President or any director. The Secretary must give notice or the person calling the special meeting must cause notice to be given of each special meeting to each director at least one day before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Unless limited by law, by the Certificate of Incorporation or by the By-laws, any and all business may be transacted at any special meeting of directors.
3.10    Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these By-laws will constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present or any director solely present may adjourn the meeting, without further notice other than an announcement at the meeting until a quorum is present. Unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws, the act of a majority of the directors present at a meeting at which a quorum is in attendance will be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock will have more or less than one vote per director on any matter, every reference in these By-laws to a majority or other proportion of directors will refer to a majority or other proportion of the votes of such directors.
3.11    Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine. The Chairman of the Board, if any, and, if none or if the Chairman of the Board is absent or otherwise unable to act, the President is to preside at all meetings of the Board of Directors. In the absence or inability to act of either officer, a chairman is to be chosen by the Board of Directors from among the directors present. The Secretary is to act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The regular minutes of the proceedings must be placed in the minute book of the Corporation.
3.12    Presumption of Assent. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any Corporation matter is taken will be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.
3.13    Compensation. The Board of Directors has the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, however, that nothing contained herein be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.
3.14    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board, or committee.
ARTICLE FOUR: COMMITTEES
4.1    Designation. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.
4.2    Number; Qualification; Term. Each committee will consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each alternate committee member is absent or disqualified, the member(s) of the committee present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The number of committee members may be increased or decreased by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director, or (c) his removal as a committee member or as a director.
4.3    Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, will have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation or these By-laws. A committee of the Board of Directors may be given the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law.
4.4    Committee Changes. The Board of Directors will have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
4.5    Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated by the committee and communicated to all its members.
4.6    Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting must cause notice of such special meeting, including the time and place of such special meeting, to be given to each committee member at least one day before the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of the special meeting.
4.7    Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors will constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting, without notice, other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance will be the act of the committee, unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws.
4.8    Minutes. The minutes of the proceedings of each committee must be prepared and the committee must report the minutes to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee must be delivered to the Secretary for placement in the Corporation’s minute books.
4.9    Compensation. Committee members may, by resolution of the Board of Directors, be allowed a stated salary or a fixed sum and expenses of attendance, if any, for attending any committee meetings.

4.10    Responsibility. The designation of any committee and the delegation of authority to it will not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or any director by law.
ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS
5.1    Notice. Whenever by law, the Certificate of Incorporation or these By-laws, notice is required to be given to any committee member, director or Stockholder and no provision is made as to how such notice must be given, any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such committee member, director or Stockholder at his address as it appears on the books or, in the case of a Stockholder, the stock transfer records of the Corporation or (c) by any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time it is deposited in the United States mail. Any notice required or permitted to be given by overnight courier service will be deemed to be given at the time delivered to such service with all charges prepaid and properly addressed. Any notice required or permitted to be given by telegram, telex or telefax will be deemed to be given at the time transmitted with all charges prepaid and properly addressed.
5.2    Waiver of Notice. Whenever by law, the Certificate of Incorporation or these By-laws, any notice is required to be given to any Stockholder, director or committee member, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time notice should have been given, will be equivalent to the giving of such notice. Attendance of a Stockholder, director or committee member at a meeting will constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
5.3    Telephone and Similar Meetings. Stockholders, directors or committee members may participate in meetings and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE SIX: OFFICERS
6.1    Number; Titles; Election; Term of Office. The officers of the Corporation will be a President, a Secretary and any other officers as the Board of Directors may from time to time elect or appoint, including, but not limited to, a Chairman of the Board, one or more vice presidents (the “Vice President(s)”) and a treasurer (the “Treasurer”). Unless otherwise specified by these By-laws or by resolution of the Board of Directors, at the first meeting of the Board of Directors after each annual meeting of Stockholders at which a quorum is present, the Board of Directors shall elect the officers. Each officer will hold office until his successor has been duly elected and qualified, until his death or until he resigns or has been removed in the manner provided here. Any two or more offices may be held by the same person. None of the officers need be a Stockholder or Corporation director.
6.2    Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights. An officer may resign at any time upon written notice to the Corporation. The acceptance of a resignation will not be necessary to make it effective unless so provided in the resignation.
6.3    Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.
6.4    Authority. Officers will have the authority and perform such duties in the management of the Corporation as provided in these By-laws or as may be determined by resolution of the Board of Directors not inconsistent with these By-laws.
6.5    Compensation. The compensation, if any, of officers and agents will be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may by resolution delegate to any one or more officers the authority to fix such compensation.
6.6    Chairman of the Board. The Chairman of the Board, if one is elected by the Board of Directors, will have those powers and duties as prescribed by the Board of Directors.
6.7    President. Unless and to the extent that such powers and duties are expressly delegated to a Chairman of the Board by the Board of Directors, the President will be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, will have general management and control of the business and property of the Corporation in the ordinary course of its business with all powers with respect to general management and control reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge or suspend employees and agents, to fix the compensation of employees and agents and to suspend, with or without cause, any officer pending final action by the Board of Directors with respect to continued suspension, removal or reinstatement of such officer.
6.8    Vice Presidents. Each Vice President, if any, will have those powers and duties assigned to him by the Board of Directors, or delegated by the Chairman of the Board or the President. The Vice Presidents, in the order designated by the Board of Directors or, in the absence of such a designation, as determined by the length of time each has held the office of Vice President, will exercise the powers of the President during the President’s absence or inability to act.
6.9    Treasurer. The Treasurer will have the care and custody of all the Corporation funds and must deposit them in such banks or other depositories as the Board of Directors or any officer(s), or any officer and agent jointly, duly authorized by the Board of Directors, direct or approve. He must keep a full and accurate account of all monies received and paid on account of the Corporation and must render a statement of his accounts whenever the Board of Directors so requires. Except as otherwise provided by the Board of Directors, he must perform all other necessary acts and duties in connection with the administration of the Corporation’s financial affairs and generally perform all the duties usually appertaining to the office of the Treasurer. Whenever required by the Board of Directors, he must give bonds for the faithful discharge of his duties in such sums and with such securities as the Board of Directors may approve. In the absence of the Treasurer, the person designated by the Chairman of the Board, if any, or the President will perform his duties.
6.10    Assistant Treasurers. Each assistant treasurer, if any, of the Corporation (“Assistant Treasurer”) will have those powers and duties assigned to him by the Board of Directors, or delegated by the Chairman of the Board or the President. The Assistant Treasurers, in the order as designated by the Board of Directors or, in the absence of such a designation, as designated by the length of time they have held the office of Assistant Treasurer, will exercise the powers of the Treasurer during the Treasurer’s absence or inability to act.
6.11    Secretary. Except as otherwise provided in these By-laws, the Secretary must keep the minutes of all meetings of the Board of Directors, of any committee and of the Stockholders, or consents in lieu of such meetings in the Corporation’s minute books and must cause notice of the meetings to be given when requested by any person authorized to call a meeting. The Secretary may sign with the Chairman of the Board or the President, in the name of the Corporation, all contracts of the Corporation and affix the Corporation seal (if any) thereto. The Secretary may sign with the Chairman of the Board or the President all Corporation Stock certificates, and he is in charge of the certificate books, share transfer records, stock ledgers and any other stock books and papers as the Board of Directors may direct, all of which must, at all reasonable times, be open to inspection by any director at the Corporation office during business hours. The Secretary, will in general, perform such other duties incident to the office of the Secretary, or as assigned by the Board of Directors or delegated by the Chairman of the Board or the President.
6.12    Assistant Secretaries. Each assistant secretary, if any, of the Corporation (“Assistant Secretary”) will have those powers and duties assigned to him by the Board of Directors or delegated by the Chairman of the Board or the President. The Assistant Secretaries, in the order as designated by the Board of Directors or, in the absence of such a designation, as determined by the length of time they have held the office of Assistant Secretary, will exercise the powers of the Secretary during the Secretary’s absence or inability to act.
ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS
7.1    Certificates for Shares. Certificates for shares of stock of the Corporation will be in the form approved by the Board of Directors. The certificates must be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificates may be a facsimile and may be sealed with the Corporation seal or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were an officer, transfer agent or registrar at the date of issue. The certificates must be consecutively numbered and entered in the Corporation books as they are issued and must exhibit the holder’s name and the number of shares. The Board of Directors may provide by resolution(s) that some or all of any or all classes or series of its stock will be uncertificated shares. However, any such resolution will not apply to shares represented by a certificate until that certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution, every holder of uncertificated shares is entitled, upon request, to have a certificate signed as prescribed above.
7.2    Consideration for Shares. The consideration for subscriptions to, or the purchase of shares of capital stock to be issued by the Corporation, must be paid in the form and in the manner that the Board of Directors determines. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration will be conclusive. Capital stock so issued will be considered fully paid and nonassessable so long as the par value or stated value allocated to capital is paid in full by consideration in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof. The balance or surplus in the subscription or purchase price of the stock, if the directors so determine, may be supplied by a binding obligation of the subscriber or purchaser to pay the balance of the price.
7.3    Replacement of Lost or Destroyed Certificates. The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate issued by it, alleged to have been lost) stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate of stock or uncertificated shares.
7.4    Transfer of Shares. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled to the new certificate, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the Corporation.
7.5    Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to such share(s) on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.
7.6    Regulations. The Board of Directors will have the power and authority to make all rules and regulations as they deem expedient concerning the issue, transfer, registration or the replacement of certificates for shares of Corporation stock.

7.7    Legends. The Board of Directors will have the power and authority to provide that certificates representing shares of stock bear those legends that the Board of Directors deems appropriate to assure that the Corporation complies with applicable federal or state securities laws or other laws.
ARTICLE EIGHT: INDEMNIFICATION OF DIRECTORS AND OFFICERS
8.1    Indemnification. To the full extent permitted by the Delaware General Corporation Law, as amended or interpreted from time to time, a director of the Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Article Eight, nor the adoption of any other provision of these By-laws that is inconsistent with this Article Eight, shall eliminate or reduce the effect of this Article Eight with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Eight, would accrue or arise prior to such amendment, repeal or adoption.

The Corporation shall, to the full extent permitted by the Delaware General Corporation Law, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto; and the Corporation may, to the full extent permitted thereby, indemnify agents of the Corporation or other persons.
8.2    Advances. Any person claiming indemnification within the scope of Section 8.1 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.
8.3    Procedure. On the request of any person requesting indemnification under Section 8.1, the Board of Directors or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.
8.4    Other Rights. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
8.5    Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-laws.
8.6    Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 8 shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article 8 shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.
ARTICLE NINE: MISCELLANEOUS PROVISIONS
9.1    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable statutes, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock.
9.2    Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends the sum(s) that the directors, in their absolute discretion, think proper as a reserve(s) to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the directors may find conducive to the interests of the Corporation, and the directors may modify or abolish any reserve in the manner in which it was created.
9.3    Books and Records. The Corporation must keep correct and complete books and records of account and must keep minutes of the proceedings of its Stockholders and Board of Directors. The Corporation must keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of the original issuance of shares by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer, giving the names and addresses of all past and current Stockholders and the number and class of the shares held by each.
9.4    Fiscal Year. The fiscal year of the Corporation will be fixed by the Board of Directors; provided, however, that if the fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year will be the calendar year.
9.5    Seal. The seal of the Corporation will be in the form approved from time to time by the Board of Directors.
9.6    Securities of Other Corporations. The President and each Vice President (or any other officers designated by the Board of Directors) will have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

9.7    Invalid Provisions. If any part of these By-laws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will remain valid and operative.
9.8    Attestation by the Secretary. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer(s), the attestation to such execution by the Secretary will not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.
9.9    Headings; Table of Contents. The headings and table of contents used in these By-laws have been inserted for administrative convenience only and do not constitute matter to be construed in the interpretation of these By-laws.
9.10    References. In these By-laws, whenever the singular number is used, the same includes the plural where appropriate and words of any gender include each other gender where appropriate.
9.11    Amendments. These By-laws may be altered, amended or repealed or new by-laws may be adopted by the Stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the Stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of the special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of Stockholders to adopt new by-laws or amend or repeal these By-laws.